Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2008 (the "Report") by Azzurra Holding Corporation ("Registrant"), and the undersigned hereby certifies that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Daniel W. Rumsey

Daniel W. Rumsey, Chief Executive Officer
(Principal Executive and Financial Officer)

November 27, 2009